Exhibit 16(A)

Powers of Attorney

                                             LIMITED POWER OF ATTORNEY

                  The undersigned trustees of American Skandia Trust (the "Trust") hereby appoint Edward
         P. Macdonald, Susann A. Palumbo and Eric C. Freed (with full power to each of them to act alone), his attorney-in-fact and agent, in all capacities, to execute, file or withdraw any of the documents referred to below relating to the Trust's Registration Statements on Form N-14 under the Securities Act of 1933, or any amendments to such Registration Statements, covering the sales of shares by the AST American Century International Growth Portfolio of the Trust
         under prospectuses becoming effective after this date, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority.  Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully to all intents and purposes as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause of be done by virtue hereof.  The undersigned officers and directors hereby execute this Power of Attorney as of the 27th day of June, 2001.

/s/ JAN R. CARENDI                                         /s/ DAVID E. A. CARSON
JAN R. CARENDI                                             DAVID E. A. CARSON

/s/ THOMAS M. MAZZAFERRO                                   /s/ THOMAS M. O'BRIEN
THOMAS M. MAZZAFERRO                                       THOMAS M. O'BRIEN

/s/ JOHN A. PILESKI                                        /s/ F. DON SCHWARTZ
JOHN A. PILESKI                                            F. DON SCHWARTZ

                                                           /s/ JULIAN A. LERNER
                                                           JULIAN A. LERNER